Exhibit 99.1

FOR IMMEDIATE RELEASE

                         KINGS ROAD ENTERTAINMENT, INC.
    Change of Record Date and Meeting Date for Annual Meeting of Stockholders


BEVERLY HILLS, CA August 27, 2004): KINGS ROAD ENTERTAINMENT, INC. (KREN.PK) reported today that the Company has postponed and changed the date of the Annual Meeting of Stockholders which was originally scheduled for September 15, 2004, until November 15, 2004.

In conjunction with the change of the meeting date, the record date of for stockholders entitled to notice and to vote at the annual meeting of stockholders has been changed to October 1, 2004.

The time and place of the annual meeting will be announced at a letter date.
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The information contained in this press release includes forward-looking statements. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "expect" or similar expressions that involve risks and uncertainties. These risks and uncertainties include the company's status with uncertain profitability, need for significant capital, uncertainty concerning market acceptance of its products, competition, limited service and manufacturing facilities, dependence on technological developments and protection of its intellectual property. The company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such difference are discussed more fully in the "Risk Factors," "Management's Discussion and Analysis or Plan of Operation" and other sections of the company's Form 10-KSB, Form 10-QSB and other publicly available information regarding the company on file with the Securities and Exchange Commission. The company will provide you with copies of this information upon request.

For Further Information Contact:
KINGS ROAD ENTERTAINMENT, INC.
Christian DeFrank, President and COO
Telephone:        (646) 345 2021
Facsimile:        (212) 414-5072